                                                                    EXHIBIT 11.1


                           ENSEC INTERNATIONAL, INC.
             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

                                       Nine Months Ended           Three Months Ended
                                         September 30                 September 30
                                   ---------------------------  --------------------------
                                      1995           1996          1995           1996
                                      ----           ----          ----           ----
Loss from continuing
  operations                       $(4,520,529)   $(4,142,048)  $(1,957,672)  $ (2,047,466)
Income from discontinued
  operations                           390,000              -        47,841              -

Loss applicable to
  common stock                     $(4,130,529)   $(4,142,048)  $(1,909,831)  $ (2,047,466)
                                   ===========    ============  ===========   ============
Weighted average shares
  outstanding                        3,500,000      3,507,778     3,500,000      3,523,166

Common stock
 equivalents(1)                        404,896        177,500       404,896        177,500
                                   -----------    ------------  -----------   ------------
Total weighted average common
  stock and common stock
  equivalents outstanding            3,904,896      3,685,278     3,904,896      3,700,666
                                   ===========    ============  ===========   ============
Earnings (loss) per common
  share:

Continuing operations              $     (1.16)   $     (1.12)  $      (.50)  $       (.55)
Discontinued operations                    .10              -           .01              -
                                   -----------    ------------  -----------   ------------
Loss per common share              $     (1.06)   $      (1.12) $      (.49)  $       (.55)
                                   ===========    ============  ===========   ============


(1) In accordance with SAB Topic 4(D), the weighted average common stock equivalents include options and warrants issued within one year of the Offering with exercise prices below the Price to Public for all periods presented as calculated under the treasury stock method.